                                                                    EXHIBIT 99.1


For more information contact:       Mark Rapoport
                                    Landacorp
                                    404-531-9956
                                    mrapoport@landacorp.com

           LANDACORP REPORTS FOURTH QUARTER AND YEAR-END 2003 RESULTS

ATLANTA, GA. (MARCH 1, 2004)--Landacorp, Inc. (Nasdaq:LCOR), a leading provider of technology-driven population health management solutions to health plans and provider organizations, today reported results for the fourth quarter and year ended December 31, 2003.

Total revenues for the fourth quarter of 2003 decreased 3% to $7.2 million from revenues of $7.5 million in the corresponding period of 2002. The Company reported net income for the quarter of $0.9 million, or $0.06 per share (basic) and $0.05 (diluted), compared to a net income of $1.3 million, or $0.08 per share (basic and diluted) for the corresponding period of 2002.

Included in the fourth quarter of 2003, is revenue of approximately $0.6 million in connection with the settlement of a medical management software contract which will result in no expected software implementation revenue from this client in the next fiscal year. Included in the fourth quarter of 2002, is revenue of approximately $1.7 million, consisting of the following: $0.6 million related to the Company's termination of its agreement with Lifeguard, which was announced in October 2002; $0.8 million related to achieving the requirements of performance guarantees under care management contracts which were terminated in the fourth quarter of 2002; and $0.3 million related to the achievement of performance criteria from an ongoing care management contract. Also during the fourth quarter of 2002, the Company recorded a restructuring charge of $0.1 million due to additional estimated real estate lease obligations on office space that was vacated as a result of the reductions in force announced by the Company in May 2001.

Total revenues for the year ended December 31, 2003 increased 16% to $27.2 million from revenues of $23.4 million in the corresponding period of 2002. The Company reported net income for the year ended December 31, 2003 of $3.4 million, or $0.22 per share (basic) and $0.20 per share (diluted), compared to a net loss of $7.7 million, or $0.50 per share (basic and diluted) for the year ended December 31, 2002.

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Included in the year ended December 31, 2003, is revenue of approximately $1.1 million related to achieving certain performance criteria from an ongoing care management contract and $0.6 million in connection with the settlement of a medical management software contract which will result in no expected software implementation revenue from this client in the next fiscal year. Included in the year ended December 31, 2002, is revenue of approximately $1.7 million, consisting of the following: $0.6 million related to the Company's termination of its agreement with Lifeguard, which was announced in October 2002; $0.8 million related to achieving the requirements of performance guarantees under care management contracts which were terminated in the fourth quarter of 2002; and $0.3 million related to the achievement of performance criteria from an ongoing care management contract.

Landacorp, Inc. is The Population Health Management Company(SM). Our technology-driven solutions for health plans and healthcare delivery organizations include integrated predictive and interventional care management programs and services, and comprehensive Internet- and Windows(R)-based medical management software that improve health outcomes while helping manage and prevent costs. Selected as one of the top twelve disease management vendors in the Spring 2003 DSM Service Report issued by the Health Industries Research Companies (HIRC), Landacorp is among the largest providers of disease-specific intervention programs and services in the United States. Landacorp corporate headquarters and sales and marketing offices are located in Atlanta, GA, with additional operations located in Raleigh, NC and Chico, CA.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include statements regarding anticipated revenue for 2004, our products and anticipated growth in the markets for our products. Such forward looking statements are based on our management's current judgment and actual results may differ materially from those projected in such forward-looking statements due to various known and unknown risks and uncertainties, including the risk that new and recent contracts will not result in increased business and revenues as quickly as currently anticipated, or at all, and the risk that the markets for our products will not develop and improve as currently anticipated. For further information regarding these and the other risks related to Landacorp's business, investors should consult Landacorp's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2002. Landacorp disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


Browse the Landacorp website at http://www.landacorp.com.

The Company's condensed statement of operations and condensed balance sheet are as follows:



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                                LANDACORP, INC.
                       Condensed Statement of Operations
                     (in thousands, except per share data)



                                                         THREE MONTHS ENDED             YEAR ENDED
                                                            DECEMBER 31,                DECEMBER 31,
                                                       ----------------------      ----------------------
                                                         2003          2002          2003           2002
                                                       --------      --------      --------      --------
Revenue                                                $  7,210      $  7,457      $ 27,211      $ 23,397

Cost of revenue                                           2,273         2,280         8,871        10,896
                                                       --------      --------      --------      --------
Gross profit                                              4,937         5,177        18,340        12,501
                                                       --------      --------      --------      --------

Operating expenses:
Sales and marketing                                       1,125           906         4,103         4,677
Research and development                                  1,263         1,167         4,780         5,351
General and administrative                                1,449         1,589         5,429         6,015
Amortization of intangible assets                           134           134           535           902
Restructuring charge                                         --           106            --           106
Asset impairment charge                                      --            --            --         3,300
                                                       --------      --------      --------      --------
Total operating expenses                                  3,971         3,902        14,847        20,351
                                                       --------      --------      --------      --------

Net Income (loss) from operations                           966         1,275         3,493        (7,850)

Interest and other income                                    28            33           106           151
Interest expense                                            (10)           (9)          (35)          (34)
                                                       --------      --------      --------      --------
Net income (loss) before income taxes                  $    984      $  1,299      $  3,564      $ (7,733)
Provision for income taxes                                   83            --           136            --
                                                       --------      --------      --------      --------
Net income (loss)                                      $    901      $  1,299      $  3,428      $ (7,733)
                                                       ========      ========      ========      ========

Net income (loss) per share - basic                    $   0.06      $   0.08      $   0.22      $  (0.50)
                                                       ========      ========      ========      ========
Net income (loss) per share - diluted                  $   0.05      $   0.08      $   0.20      $  (0.50)
                                                       ========      ========      ========      ========

Weighted average common shares outstanding - basic       15,850        15,485        15,694        15,447
                                                       ========      ========      ========      ========
                                                                                                   16,662
Weighted average common and common equivalent
  shares outstanding - diluted                           18,718        15,872        17,096        15,447
                                                       ========      ========      ========      ========

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                                 LANDACORP, INC.
                      Condensed Consolidated Balance Sheets
                      (in thousands, except per share data)

                                                                                           DECEMBER 31,  DECEMBER 31,
                                                                                             2003           2002
                                                                                           ---------     ----------
                                                   ASSETS

Current Assets:
         Cash and cash equivalents                                                           $ 14,878    $ 10,008
         Accounts receivable and costs and estimated earnings in excess of
            billings on uncompleted contracts, net                                              3,905       3,797

         Other current assets                                                                     547         761
                                                                                             --------    --------

             Total current assets                                                              19,330      14,566

         Property and equipment, net                                                            1,473       1,365
         Goodwill                                                                               7,749       7,749
         Intangible assets, net                                                                   981       1,516
         Other long-term assets                                                                    98         123
                                                                                             --------    --------

                                                                                             $ 29,631    $ 25,319
                                                                                             ========    ========
                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
         Accounts payable                                                                    $  1,129    $    730
         Accrued expenses                                                                       3,410       3,525
         Restructuring Accrual                                                                    118         208
         Deferred revenue and billings in excess of costs and estimated earnings
           on uncompleted contracts, net                                                        7,418       7,122
         Current portion of capital lease obligations                                              99          78
         Current portion of notes payable                                                          92          --
                                                                                             --------    --------

             Total current liabilities                                                         12,266      11,663

Capital lease obligations, net of current portion                                                  50         181
Notes payable, net of current portion                                                             230          --
                                                                                             --------    --------
             Total liabilities                                                                 12,546      11,844
                                                                                             --------    --------

Stockholders' equity:
         Common stock, $0.001 par value, 50,000,000 shares authorized; 16,162,000
          and 15,761,000 shares issued and outstanding, respectively                               16          16
         Additional paid-in capital                                                            58,564      58,412
         Notes receivable from officers                                                          (170)       (163)
         Unearned stock-based compensation                                                         --         (36)
         Accumulated deficit                                                                  (41,325)    (44,754)
                                                                                             --------    --------
              Total stockholders' equity                                                       17,085      13,475
                                                                                             --------    --------
                                                                                             $ 29,631    $ 25,319
                                                                                             ========    ========


  Landacorp is a registered trademark of Landacorp, Inc. The Population Helath
                     Management Company is a service mark of
   Landacorp, Inc. Windows is a registered trademark of Microsoft Corporation